Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 1, 2007, except for Notes 19 and 22 as to which the date is July 25, 2007, relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in Boston Properties Inc.’s Current Report on Form 8-K dated July 25, 2007. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 1, 2007, except for Notes 20 and 23 as to which the date is July 25, 2007, relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in Boston Properties Limited Partnership’s Current Report on Form 8-K dated July 25, 2007. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts

July 25, 2007